EXHIBIT 2

SERVICES PROVIDED BY TRANSOK, INC.        PSO  WTU  CPL  SWP  ENERGY   NON-
                                                                      ASSOC.

Spot Gas Purchases                         X    X    X    X
Long Term Gas Purchases                    X    X    X           X      X
Pipeline Construction Services                  X    X           X      X
Lease of Pipeline Capacity from Transok         X
Transportation Services                    X    X                       X
Access to Gas Supply at the Wellhead       X    X    X    X             X
Backup Supply and Transportation Capacity  X    X    X    X             X
No-Notice Gas Supply & Gas Supply Swing
  Capabilities                             X    X    X    X
Auditing Services for Gas Supply &
  Transportation Contracts                 X    X         X
Rate Case Assistance                       X    X    X           X
Gas Control and Dispatching                X    X    X           X
Legal Services                             X    X                X

                                                                     EXHIBIT 2

SERVICES PROVIDED BY TRANSOK, INC.        PSO  WTU  CPL  SWP  ENERGY   NON-
                                                                      ASSOC.

Administrative Services Including:
     Gas Measurement                       X    X    X
     Gas Nominations                       X    X    X
     Gas Allocation                        X    X    X
     Gas Accounting                        X    X    X
     Gas Reporting                         X    X    X
     Computer Information Services         X    X    X
     Gas Contract Administration           X    X    X